Exhibit 10.3

AGREEMENT

AGREEMENT dated this 13th day of December 2006, by and between BBN Global Consulting, Inc. (hereinafter “BBN”), a Nevada Corporation, with offices located at P.O. Box 1442, Renton, WA 77057 and S. Craig Barton, President of BBN.

WHEREAS, BBN is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has prepared an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement includes in the “Management’s Discussion and Analysis or Plan of Operation” section, a specific discussion of BBN’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of BBN herewith agrees to defer BBN compensation otherwise payable to him so as to permit BBN to remain viable and further agrees to loan BBN amounts necessary to meet BBN’s expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay BBN’s costs and expenses.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when BBN has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in the  Management’s Discussion and Analysis or Plan of Operation” section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13th  day of December 2006.

BBN GLOBAL CONSULTING, INC.

By: /s/ S. Craig Barton

S. Craig Barton, President

By: /s/ S. Craig Barton

S. Craig Barton, Individually

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